Exhibit 99.1

PANDORA REPORTS Q1 2018 FINANCIAL RESULTS
Year-Over-Year Revenue Growth Accelerated in Q1

•	Q1 Revenue was $319.2 million, growing 12% year-over-year excluding ANZ & Ticketfly

•	Q1 Subscription revenue was $104.7 million, growing 63% year-over-year excluding ANZ & Ticketfly

•	Ad RPM hit an all-time Q1 high of $55.52, growing 9% year-over-year

•	Total subscribers were 5.63 million, growing 19% year-over-year

•	Q1 Revenue and Adjusted EBITDA significantly exceeded our forecast

•	Announced acquisition of AdsWizz, creating the largest digital audio advertising ecosystem globally

OAKLAND, Calif. - May 3, 2018 - Pandora (NYSE: P) today announced financial results for the first quarter ended March 31, 2018.

“Music streaming and digital audio continue to see massive growth, and this quarter we took key steps to position Pandora to capture this significant opportunity,” said Roger Lynch, CEO of Pandora. “We improved audience metrics—in part by increasing usage of Premium Access, which gives ad-supported listeners the ability to enjoy Pandora Premium after viewing a 15-second ad. We also accelerated our ad-tech roadmap with the acquisition of AdsWizz, and launched exciting new product features like personalized playlists. Looking ahead, Pandora is exactly where we want to be: at the center of a growing market with huge potential.”

First Quarter 2018 Financial Results & Highlights

Revenue: For the first quarter of 2018, total consolidated revenue was $319.2 million, an approximate 12% year-over-year increase compared to the year-ago quarter, excluding Australia, New Zealand and Ticketfly. This included $214.6 million in advertising revenue and $104.7 million in subscription revenue. We discontinued our service in Australia and New Zealand on July 31, 2017, and Ticketfly was sold to Eventbrite on September 1, 2017.

GAAP Net Loss and Adjusted EBITDA: For the first quarter of 2018, GAAP net loss was $131.7 million compared to a net loss of $132.3 million in the same quarter last year. Adjusted EBITDA was a loss of $73.3 million, compared to a loss of $71.3 million in the same quarter last year.

Cash and Investments: For the first quarter of 2018, the Company ended with $544.4 million in cash and investments, compared to $500.8 million at the end of the prior quarter.

Strategic Acquisition: Pandora announced the acquisition of AdsWizz, signaling a clear acceleration of our ad tech capabilities, allowing us to transition from the largest ad supported digital audio publisher to the largest ad supported digital audio platform. AdsWizz has customers in 39 countries, and offers a full stack of tools and services ranging from programmatic audio on both the demand and supply sides to ad serving technology to ROI measurement to podcast tools and self-serve capabilities.

Product & Partnership Launches: Premium Access, which has been used by approximately 13 million listeners to date, continues to showcase the full capabilities of our premiere subscription product, for free, following a view of a 15-second ad. The Company additionally launched Personalized Soundtracks, which provide unique playlists tailored for each listener and are powered by the Music Genome Project—one of the richest data-sets of music information in the world.

Pandora also continued to expand its footprint, launching Pandora Premium on Amazon Fire TV, Fitbit Versa and on the web in the first quarter. Additionally, Pandora announced a partnership with leading smart link aggregator, Linkfire, to make discovering music easier for fans, while amplifying marketing efforts for labels and artists.

Listener Hours: Total listener hours were 4.96 billion for the first quarter of 2018, compared to 5.21 billion for the same period of the prior year.

Active Listeners: Active listeners were 72.3 million at the end of the first quarter of 2018.

Subscribers: Pandora Plus and Pandora Premium subscribers were 5.63 million at the end of the first quarter of 2018.

Other Information

Guidance: Guidance will be discussed during the first quarter 2018 conference call.

First Quarter 2018 Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/5 p.m. ET to discuss first quarter 2018 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial-in is available at (877) 355-0067 or (614) 999-7532 internationally. A domestic replay will be available at (855) 859-2056 or (404) 537-3406 internationally, using passcode 1771049, and available via webcast replay until May 24, 2018.

ABOUT PANDORA
Pandora is the world’s most powerful music discovery platform—a place where artists find their fans and listeners find music they love. We are driven by a single purpose: unleashing the infinite power of music by connecting artists and fans, whether through earbuds, car speakers, or anywhere fans want to experience it. Our team of highly trained musicologists analyze hundreds of attributes for each recording which powers our proprietary Music Genome Project®, delivering billions of hours of personalized music tailored to the tastes of each music listener, full of discovery, making artist/fan connections at unprecedented scale. Founded by musicians, Pandora empowers artists with valuable data and tools to help grow their careers and connect with their fans.

www.pandora.com @pandoramusic |www.pandoraforbrands.com| @PandoraBrands | amp.pandora.com

"Safe harbor" Statement: This press release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected revenue and adjusted EBITDA, and the benefits to Pandora from the acquisition of AdsWizz. These forward-looking statements are based on Pandora's current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to estimate revenue reserves; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to enter into and maintain commercially viable direct licenses with record labels for the right to reproduce and publicly perform sound recordings on our service; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth and geographic expansion; our ability to continue to innovate and keep pace with changes in technology and our competitors; our ability to expand our operations to delivery of non-music content; our ability to protect our intellectual property; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect the business are included in filings with the Securities and Exchange Commission (SEC) from time to time, including under the heading “Risk Factors” in our most recent reports on Form 10-K and Form 10-Q.

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time. Our results of operations for the current period are not necessarily indicative of our operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to the Company, which assumes no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures: To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses the following non-GAAP measures of financial performance: non-GAAP gross profit, non-GAAP net loss, non-GAAP basic and diluted net loss per common share, adjusted EBITDA, non-GAAP product development, non-GAAP sales and marketing and non-GAAP general and administrative. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.

Non-GAAP gross profit, non-GAAP net loss, non-GAAP basic and diluted net loss per common share, non-GAAP product development, non-GAAP sales and marketing and non-GAAP general and administrative differ from GAAP in that they exclude stock-based compensation expense, intangible amortization expense, amortization of non-recoupable ticketing contract advances, expense associated with the restructurings, transaction costs and loss on sales of subsidiaries. The income tax effects of non-GAAP pre-tax loss have been reflected in non-GAAP net loss and non-GAAP basic and diluted net loss per common share.

Adjusted EBITDA: Adjusted EBITDA excludes stock-based compensation expense, provision for income taxes, depreciation and intangible amortization expense, amortization of non-recoupable ticketing contract advances, other expense, expense associated with the restructurings, transaction costs and loss on sales of subsidiaries.

Stock-based Compensation Expense: consists of expenses for stock options, restricted stock units and other awards under our equity incentive plans. Stock-based compensation is included in the following cost and expense line items of our GAAP presentation: cost of revenue—other, cost of revenue—ticketing service, product development, sales and marketing and general and administrative.

Although stock-based compensation is an expense for the Company and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures and adjusted EBITDA results for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.

Provision for Income Taxes: consists of expense recognized related to U.S. and foreign income taxes. The Company considers its adjusted EBITDA results without these charges when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Depreciation and Intangible Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of business combinations and asset purchases. Depreciation and intangible amortization expense is included in the following cost and expense line items of our GAAP presentation: cost of revenue—other, cost of revenue—ticketing service, product development, sales and marketing and general and administrative. Depreciation and intangible amortization expense also consists of non-cash amortization of non-recoupable amounts paid in advance to the Company’s clients pursuant to ticketing agreements. Amortization of non-recoupable ticketing contract advances is included in the sales and marketing line of our GAAP presentation. Management considers its operating results without intangible amortization expense and amortization of non-recoupable ticketing contract advances when evaluating its ongoing non-GAAP performance and without depreciation, intangible amortization expense and amortization of non-recoupable ticketing contract advances when evaluating its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of business combinations, asset purchases and new client agreements and may not be reflective of our core business, ongoing operating results or future outlook.

Other Expense: consists primarily of interest expense related to our Convertible Senior Notes and our Credit Facility. The Company considers its adjusted EBITDA results without these charges when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Expense Associated with the Restructurings: consists of employee-related expense recognized in connection with the workforce reductions in the first quarters of 2018 and 2017 and the restructuring in Australia and New Zealand. These costs are included in the following cost and expense line items of our GAAP presentation: cost of revenue—other, product development, sales and marketing and general and administrative. This also consists of professional fees recognized in connection with the reorganization of the Company in the first quarters of 2017 and 2018, which are included in the general and administrative line item of our GAAP presentation. The Company considers its non-GAAP and adjusted EBITDA results without these charges when evaluating its ongoing performance because these charges are not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Transaction Costs: consists of professional and legal fees recognized during the period, primarily related to the AdsWizz, Inc. acquisition. These costs are included in the general and administrative line item of our GAAP presentation. The Company considers its non-GAAP and adjusted EBITDA results without these charges when evaluating its ongoing performance because these charges are not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Loss on Sales of Subsidiaries: consists of loss on sales of subsidiaries recognized during the period, primarily related to the Ticketfly disposition, including the cancellation of the convertible promissory note receivable. These amounts were calculated as the decrease in the fair value less costs to sell for sales of our subsidiaries and were recorded as loss on sales during the period. The Company considers its operating results without these charges when evaluating its ongoing non-GAAP and adjusted EBITDA results because these charges are not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Income Tax Effects of Non-GAAP Pre-tax Loss: The Company adjusts non-GAAP pre-tax net loss by considering the income tax effects of its non-GAAP adjustments. The Company is currently forecasting a non-GAAP effective tax rate of approximately 22% to 25% cumulatively for each quarter and the full year 2018. However, the Company is not expected to incur any material cash taxes due to its net operating loss position.

Management believes these non-GAAP financial measures and adjusted EBITDA serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.

In the financial tables below, the Company provides a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

###
Contacts:

Derrick Nueman / Conrad Grodd
Investor Relations
investor@pandora.com
(510) 842-6960

Jette Speights
Pandora Corporate Communications
press@pandora.com
(510) 858-3865

Pandora Media, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,
	2017	2018
Revenue
Advertising	$223,308	$214,568
Subscription and other	64,878	104,665
Ticketing service	27,818	—
Total revenue	316,004	319,233
Cost of revenue
Cost of revenue—Content acquisition costs	187,420	217,580
Cost of revenue—Other (1)	25,532	26,849
Cost of revenue—Ticketing service (1)	18,618	—
Total cost of revenue	231,570	244,429
Gross profit	84,434	74,804
Operating expenses
Product development (1)	39,588	35,884
Sales and marketing (1)	125,102	124,216
General and administrative (1)	44,525	41,631
Total operating expenses	209,215	201,731
Loss from operations	(124,781)	(126,927)
Interest expense	(7,381)	(7,286)
Other income, net	229	2,582
Total other expense, net	(7,152)	(4,704)
Loss before provision for income taxes	(131,933)	(131,631)
Provision for income taxes	(334)	(74)
Net loss	(132,267)	(131,705)
Net loss available to common stockholders	$(132,267)	$(139,068)
Basic and diluted net loss per common share	$(0.56)	$(0.55)
Weighted-average basic and diluted common shares	237,515	252,934

 (1) Includes stock-based compensation expense as follows:

	Three months ended March 31,
	2017	2018
Cost of revenue—Other	$815	$742
Cost of revenue—Ticketing service	29	—
Product development	7,915	6,417
Sales and marketing	13,496	11,817
General and administrative	7,363	7,460
Total stock-based compensation expense	$29,618	$26,436

Pandora Media, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of December 31,	As of March 31,
	2017	2018
	(audited)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$499,597	$454,923
Short-term investments	1,250	89,482
Accounts receivable, net	336,429	269,584
Prepaid content acquisition costs	55,668	35,901
Prepaid expenses and other current assets	19,220	20,074
Total current assets	912,164	869,964
Convertible promissory note receivable	35,471	—
Property and equipment, net	116,742	114,487
Goodwill	71,243	71,243
Intangible assets, net	19,409	17,891
Other long-term assets	11,293	11,285
Total assets	$1,166,322	$1,084,870
Liabilities, redeemable convertible preferred stock and stockholders’ equity
Current liabilities
Accounts payable	$14,896	$15,762
Accrued liabilities	34,535	37,655
Accrued content acquisition costs	97,751	106,254
Accrued compensation	47,635	42,908
Deferred revenue	31,464	37,681
Total current liabilities	226,281	240,260
Long-term debt, net	273,014	278,410
Other long-term liabilities	23,500	22,714
Total liabilities	522,795	541,384
Redeemable convertible preferred stock	490,849	498,211
Stockholders’ equity
Common stock	25	26
Additional paid-in capital	1,422,221	1,453,915
Accumulated deficit	(1,269,351)	(1,408,419)
Accumulated other comprehensive loss	(217)	(247)
Total stockholders’ equity	152,678	45,275
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$1,166,322	$1,084,870

Pandora Media, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three months ended March 31,
	2017	2018
Operating activities
Net loss	$(132,267)	$(131,705)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Loss on dispositions	—	2,173
Depreciation and amortization	17,680	13,779
Stock-based compensation	29,618	26,436
Amortization of premium on investments, net	53	(118)
Accretion of discount on convertible promissory note receivable	—	(534)
Other operating activities	365	65
Amortization of debt discount	4,886	5,396
Interest income	—	(810)
Provision for (recoveries of) bad debt	1,390	(315)
Changes in operating assets and liabilities
Accounts receivable	44,941	67,160
Prepaid content acquisition costs	(2,232)	19,767
Prepaid expenses and other assets	(5,579)	(1,588)
Accounts payable, accrued and other current liabilities	13,192	4,749
Accrued content acquisition costs	(3,762)	8,503
Accrued compensation	(13,207)	(1,347)
Other long-term liabilities	(244)	(786)
Deferred revenue	3,996	6,217
Reimbursement of cost of leasehold improvements	5,236	357
Net cash (used in) provided by operating activities	(35,934)	17,399
Investing activities
Purchases of property and equipment	(1,980)	(3,410)
Internal-use software costs	(7,765)	(5,489)
Purchases of investments	—	(89,341)
Proceeds from maturities of investments	11,220	1,250
Proceeds from cancellation of convertible promissory note receivable	—	34,742
Net cash provided by (used in) investing activities	1,475	(62,248)
Financing activities
Proceeds from employee stock purchase plan	2,798	37
Proceeds from exercise of stock options	2,388	248
Tax payments from net share settlements of restricted stock units	—	(287)
Net cash provided by (used in) financing activities	5,186	(2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	210	(8)
Net decrease in cash, cash equivalents and restricted cash	(29,063)	(44,859)
Cash, cash equivalents and restricted cash at beginning of period	201,820	500,854
Cash, cash equivalents and restricted cash at end of period	$172,757	$455,995

Reconciliation of cash, cash equivalents and restricted cash as shown in the statements of cash flows
Cash and cash equivalents	$170,881	$454,923
Restricted cash included in prepaid expenses and other current assets line item of Condensed Consolidated Balance Sheets	—	1,072
Restricted cash included in other long-term assets line item of Condensed Consolidated Balance Sheets	1,876	—
Total cash, cash equivalents and restricted cash	$172,757	$455,995

Pandora Media, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,
	2017	2018
Gross profit
GAAP gross profit	$84,434	$74,804
Stock-based compensation—Cost of revenue	844	742
Amortization of intangibles—Cost of revenue	1,419	1,155
Expense associated with the restructurings	312	—
Non-GAAP gross profit	$87,009	$76,701

Adjusted EBITDA and non-GAAP net loss
GAAP net loss	$(132,267)	$(131,705)
Depreciation and amortization	17,680	13,779
Stock-based compensation	29,618	26,436
Other expense, net	7,152	4,704
Provision for income taxes	334	74
Expense associated with the restructurings	6,180	8,868
Transaction costs	—	2,359
Loss on sales of subsidiaries	—	2,173
Adjusted EBITDA	$(71,303)	$(73,312)
Income tax effects of non-GAAP pre-tax loss	32,158	21,750
Other expense, net	(7,152)	(4,704)
Provision for income taxes	(334)	$(74)
Depreciation	(10,557)	(12,261)
Non-GAAP net loss	$(57,188)	$(68,601)

Non-GAAP net loss per common share - basic and diluted	(0.24)	(0.27)
Weighted average basic and diluted common shares	237,515	252,934

Pandora Media, Inc.
Reconciliation of GAAP to Non-GAAP Measures continued
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,
	2017	2018
Product development
GAAP product development	$39,588	$35,884
Stock-based compensation	(7,915)	(6,417)
Amortization of intangibles	(1,822)	(97)
Expense associated with the restructurings	(702)	(622)
Non-GAAP product development	$29,149	$28,748

Sales and marketing
GAAP sales and marketing	$125,102	$124,216
Stock-based compensation	(13,496)	(11,817)
Amortization of intangibles	(1,713)	(83)
Amortization of non-recoupable ticketing contract advances	(1,986)	—
Loss on sales of subsidiaries	—	(100)
Expense associated with the restructurings	(3,656)	(4,608)
Non-GAAP sales and marketing	$104,251	$107,608

General and administrative
GAAP general and administrative	$44,525	$41,631
Stock-based compensation	(7,363)	(7,460)
Amortization of intangibles	(183)	(183)
Transaction costs	—	(2,359)
Loss on sales of subsidiaries	—	(2,073)
Expense associated with the restructurings	(1,510)	(3,638)
Non-GAAP general and administrative	$35,469	$25,918

Pandora Media, Inc.
Ad RPM and LPM History
(unaudited)

	Three months ended March 31,
	2017	2018
Advertising RPM	$50.87	$55.52
Advertising LPM	$33.44	$36.35

Pandora Media, Inc.
Subscription ARPU and LPU History
(unaudited)

	Three months ended March 31,
	2017	2018
Subscription ARPU	$4.76	$6.30
Subscription LPU	$2.96	$4.65